Exhibit 10.56

Execution Version

THIRD AMENDMENT TO AMENDED AND RESTATED

AGREEMENT FOR DELIVERY OF SERVICE

This Third Amendment to Amended and Restated Agreement for Delivery of Service (“Third Amendment”) is entered into by and between AOL LLC, (f/k/a/ America Online, Inc.) (“AOL”) and Level 3 Communications, LLC (“Level 3”), effective as of February 25, 2008 (the “Third Amendment Effective Date”).

INTRODUCTION

The Parties hereto wish to further amend that certain Amended and Restated Agreement for Delivery of Service, effective as of April 17, 2000 (the “2000 Agreement”), as amended previously by that certain Amendment No. 1 to Amended and Restated Agreement for Delivery of Service, effective as of March 29, 2002 (the “First Amendment”), that Letter Agreement effective March 14, 2003 (the “2003 Letter Agreement”), that Amendment No. 2 to Amended and Restated Agreement for Delivery of Service, effective as of December 17, 2004 (the “Second Amendment”), that Letter Agreement effective as of October 13, 2005 (the “2005 Letter Agreement”), that Letter Agreement effective as of May 31, 2006 (the “May 2006 Letter Agreement”), the Letter Agreement effective September 13, 2006 (the “September 2006 Letter Agreement”), and that Letter Agreement effective as of June 29, 2007 (the “2007 Letter Agreement”) (the 2000 Agreement, the First Amendment, the 2003 Letter Agreement, the Second Amendment, the 2005 Letter Agreement, the May 2006 Letter Agreement, the September 2006 Letter Agreement and the 2007 Letter Agreement collectively the “Managed Modem Agreement”). Capitalized terms not defined in this Third Amendment shall have the meanings set forth in the Managed Modem Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Managed Modem Agreement as follows:

1.    Assignment.    Section 9.2 of the Managed Modem Agreement shall be deleted and replaced with the following:

“9.2  Assignment or Transfer.  No party may assign this Agreement or assign or delegate its rights or obligations under the Agreement without the prior written consent of the other party, whose consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement or its rights and obligations under this Agreement without the approval of the other party (i) to an entity which acquires (a) all or substantially all of the assets of the assigning party, (b) all or substantially all of the assets utilizing the Services or (c) one or more lines of business of the assigning party that utilize the Services; (ii) to any Affiliate of the assigning party; or (iii) to a successor in a merger or acquisition of the assigning party and, except with respect to an assignment to an Affiliate, provided that (i) the assigning party provides prior written notice to the other party, and (ii) the intended assignee has the financial ability to comply with the terms and conditions of the Agreement. A “Change in Control” (as defined in Section 9.10) shall not constitute an assignment under this Section 9.2. For purposes of the foregoing, an “Affiliate” shall be an entity which controls, is controlled by or is under common control with a party hereto. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.”

2.    Order of Precedence.  Except as expressly amended by this Third Amendment, the provisions of the Managed Modem Agreement shall remain in full force and effect and nothing in this Third Amendment shall be construed as a waiver of any of the rights and obligations of the Parties under the Managed Modem Agreement. If there is a conflict between the terms and conditions of the Managed Modem Agreement and those of this Third Amendment, the terms and

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Execution Version

conditions of this Third Amendment shall govern.

3.     Counterparts; Facsimile.  This Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Third Amendment may be executed by facsimile.

IN WITNESS WHEREOF, the Parties have executed this Third Amendment to the Amended and Restated Agreement for Delivery of Service.

AOL LLC		LEVEL 3 COMMUNICATIONS, LLC

By:	/s/ Frank Ambrose	By:	/s/ Robert Masinter
Name:	Frank Ambrose	Name:	Robert Masinter
Title:	SVP	Title:	Vice President
Date:	2/26/08	Date:	2/28/08

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